EXHIBIT 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “All Non-Audit Fees”, “Independent Registered Public Accounting Firm” and “Representations and Warranties” in the Prospectus/Proxy Statement of the Scudder Intermediate Government & Agency Trust and to the references to us included in the Scudder U.S. Government Securities Fund’s Statement of Additional Information dated May 23, 2005 which is incorporated by reference, and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-124175) of our reports dated December 22, 2004 and February 15, 2005 on the financial statements and financial highlights of the Scudder U.S. Government Securities Fund and Scudder Intermediate Government & Agency Trust, respectively, included in the Annual Reports dated October 31, 2004 and December 31, 2004, respectively.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 17, 2005